Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Precipio, Inc. for the period ended December 31, 2022, I, Matthew Gage, Interim Chief Financial Officer of Precipio, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	Such Annual Report on Form 10-K of Precipio, Inc. for the period ended December 31, 2022, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in such Annual Report on Form 10-K of Precipio, Inc. for the period ended December 31, 2022, fairly presents, in all material respects, the financial condition and results of operations of Precipio, Inc.

MAMTTHEW
/s/ MATTHEW GAGE
Matthew Gage
Interim Chief Financial Officer (Principal Financial Officer)

Date: March 30, 2023

A signed original of the certification required by Section 906 has been provided to Precipio, Inc. and will be retained by Precipio, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.